UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): March 23, 2005

Zonagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21198	76-0233274
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

2408 Timberloch Place, Suite B-1
The Woodlands, Texas 77380
(Address of principal executive offices and zip code)

(281) 719-3400
(Registrant’s telephone number, including area code)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On March 23, 2005, Zsolt Lavotha, a member of the board of directors (the “Board”) of Zonagen, Inc. (the “Company”), informed the Company he was resigning from the Board effective immediately, citing time and availability as the reason.

Item 9.01. Financial Statements and Exhibits

     c. Exhibits

          None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zonagen, Inc.
Date: March 25, 2005	By:	/s/ Louis Ploth, Jr.
Louis Ploth, Jr.
Vice President, Business Development and Chief Financial Officer